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                                                                    EXHIBIT 99.2
FOR IMMEDIATE RELEASE

LAM RESEARCH CORPORATION CONTACT:
Kathleen Bela, Investor Relations, phone: 510/572-4566, e-mail:
kathleen.bela@lamrc.com

LAM RESEARCH CORPORATION ANNOUNCES $250 MILLION SHARE REPURCHASE PROGRAM

FREMONT, Calif., October 13, 2004--Lam Research Corporation (Nasdaq: LRCX) today announced that its Board of Directors has authorized the repurchase of up to $250 million of the Company's common stock from the public market or in private purchases. The terms of the repurchase program will permit Lam to repurchase shares through September 30, 2007. As of September 26, 2004, Lam had approximately $589 million in total cash (including $112 million in restricted cash) and had approximately 136 million shares outstanding.

Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the future financial performance of our Company.

Such statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 27, 2004, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major supplier of wafer fabrication equipment and services to the world's semiconductor industry. Lam's common stock trades on the Nasdaq National Market under the symbol LRCX. The Company's World Wide Web address is http://www.lamrc.com.

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